EXHIBIT 23.1


                 INDEPENDENT REGISTERED ACCOUNTING FIRM CONSENT

We consent to the use in this Post-Effective Registration Statement of Kronos Advanced Technologies, Inc. on Form SB-2 amendment 1 of our report dated September 27, 2006, relating to the consolidated financial statements of Kronos Advanced Technologies, Inc. as of June 30, 2006 and for the years ended June 30, 2006 and 2005 appearing in this Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Sherb & Co., LLP
New York, NY
November 7, 2006